SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

File No. 0-17973

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I-LINK INCORPORATED
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9775 Business Park Avenue
San Diego, California 92131

SUPPLEMENT TO PROXY STATEMENT
FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

        This supplements our definitive proxy statement filed with the Securities and Exchange Commission on October 31, 2003 and additional proxy materials (the "Proxy Statement") which were previously provided to our stockholders in connection with the 2003 Annual Meeting of Stockholders that was held on November 26, 2003 (the "Annual Meeting"). I-Link Incorporated ("I-Link" or the "Company") has determined that its stockholders are entitled to assert appraisal rights under the Florida Business Corporation Act (the "Florida Act") in connection with Proposal 3 included in the Proxy Statement. The discussion of the appraisal rights included in the Proxy Statement was based upon the provisions of the Florida Act prior to the most recent amendments affecting the dissenters' appraisal rights. The Florida Act amendments have been in effect as of October 1, 2003. In light of these amendments, I-Link has determined to adjourn the Annual Meeting with respect to Proposal 3 to amend its Proxy Statement disclosure relating to the appraisal rights to reflect the most recent changes, to update our shareholders on such recent developments and to provide them with copies of the amended statutes. The following summary of the appraisal rights is intended to supercede a summary of the same rights included in Proposal 3 of the Proxy Statement in its entirety.

Notice of Adjourned
Annual Meeting of Stockholders

Date:	December 30, 2003
Time:	10:00 A.M.
Place:	Offices of Dilworth Paxson LLP, 1735 Market Street, 32nd Floor, Philadelphia, PA 19103

Dear Stockholders:

        At our Annual Meeting of Stockholders held on Wednesday, November 26, 2003 (the "Annual Meeting") the Company's stockholders voted upon all of the proposals included in the Proxy Statement mailed to the stockholders on or about October 26, 2003 except for Proposal 3. The other four (4) out of five (5) proposals to be voted upon the Annual Meeting were approved by the Company's stockholders. Upon voting on these proposals, the Company's stockholders resolved to adjourn the Annual Meeting until December 30, 2003 (the "Adjourned Meeting") to vote on Proposal 3.

        At this Adjourned Meeting we will ask you to approve an amendment to I-Link's Articles of Incorporation deleting Article VI ("Proposal 3"). If you were a stockholder of record at the close of business on October 9, 2003, you may vote at the Adjourned Meeting. I-Link has determined that its stockholders are entitled to assert appraisal rights under Chapter 607 of the Florida Business Corporation Act in connection with Proposal 3 to be voted upon at the Adjourned Meeting.

By Order of the Board of Directors,

Stephen Weintraub
Secretary

San Diego, California
November 26, 2003

Proposal 3—To Approve an Amendment to I-Link's Articles of Incorporation Deleting Article VI.

Dissenters' Appraisal Rights

        With respect to the approval of an amendment to I-Link's Articles of Incorporation to delete Article VI as described in this Proposal, the I-Link stockholders are entitled to assert their appraisal rights and obtain payment in cash for their shares under Sections 607.1301-607.1333 (Appraisal Rights Provisions) of the Florida Business Corporation Act (Florida Act). These sections are included herein for your reference and supercede the Florida Act statutory sections included in Appendix C of the Proxy Statement.

        If you wish to dissent from approving Proposal 3 to delete Article VI of I-Link's Articles of Incorporation and you perfect your appraisal rights, you will be entitled to payment of the fair value of some or all of your shares of common stock or preferred stock, as elected by you, in accordance with the Florida Act if Proposal 3 is approved. In order to perfect your appraisal rights, you must fully comply with the statutory procedures of the Appraisal Rights Provisions summarized below, the full text of which is set forth herein for your reference. I-Link urges you to read those sections in their entirety and to consult with your legal advisor.

        In order to exercise your appraisal rights, you must (1) deliver to I-Link at its headquarters before the vote on Proposal 3 is taken at the Adjourned Meeting written notice of your intent to demand payment if Proposal 3 is effectuated (Notice of Demand), and (2) not vote (or cause or permit to be voted) your shares in favor of Proposal 3. Please note that you will forfeit your appraisal rights if you do not file the Notice of Demand as provided above or if you vote your shares in favor of approval of Proposal 3.

        If Proposal 3 is approved at the Adjourned Meeting and becomes effective, I-Link, no later than 10 days following the Adjourned Meeting, will deliver a written appraisal notice (Appraisal Notice) to all record stockholders who did not vote in favor and who filed with I-Link a Notice of Demand. The Appraisal Notice will specify the date on which Proposal 3 became effective and request that the stockholder state the following information:

  (1)
  the stockholder's name and address;

  (2)
  the number, classes and series of shares as to which the stockholder asserts appraisal rights;

  (3)
  that the stockholder did not vote for the transaction,

  (4)
  whether the stockholder accepts I-Link's offered estimated fair value, and

  (5)
  if I-Link's offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the stockholder's estimated fair value plus interest.

        Additionally, the form will provide the information as to where it must be sent, where certificates for certificated shares must be deposited and the date by which the form and those certificates must be deposited (not less than 40 not greater than 60 days after the Appraisal Notice is sent).

        The form will also include (1) I-Link's estimate of the fair value of the shares and an offer to pay such fair value, and (2) the date by which the stockholder's notice to withdraw from the appraisal process must be received. The form will be accompanied by I-Link's financial statements consisting of a balance sheet, an income statement and cash flow statement for the most recent fiscal year and the latest available interim financial statements. You may request in writing that I-Link provide to you the number of stockholders who return the forms by the specified date and the total number of shares owned by such stockholders.

        If you accept I-Link's offer to purchase your estimated fair value for the shares, I-Link will honor your request for payment within 90 days after it receives the duly executed form from you. Once the payment is made, you will cease to have any interest in the shares of I-Link held by you prior to the appraisal process.

        If you do not accept I-Link's offer to pay its estimated fair value for your shares, you must notify I-Link on the Appraisal Notice of your own estimate of fair value of your shares and demand payment of that estimate plus interest. If you fail to do so on a timely basis, you will waive your right to payment under the Florida Act.

        If you do not execute and return the appraisal forms to I-Link as provided above, you will not be entitled to payment under the Florida Act. Once you return the executed forms demanding payment, you lose all rights as a stockholder unless you withdraw from the appraisal process by notifying I-Link in writing as provided in I-Link's Appraisal Notice. Once you withdraw as provided in the Appraisal Notice, you will again have the rights you had prior to the filing. Further, in the event that I-Link, for any reason, does not proceed with the amendment to delete Article VI, your right to receive fair value for your shares ceases and your status as a stockholder of I-Link will be restored.

        I-Link will not be obligated to pay the estimated fair value of your shares if, after giving it effect: (1) I-Link would not be able to pay its debts as they become due in the usual course of business; or (2) I-Link's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if I-Link were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. In such event, you may, at your option (1) withdraw your notice of intent to assert appraisal rights; or (2) retain your status as a claimant against I-Link and, if it is liquidated, be subordinated to the rights of I-Link's creditors, but have rights superior to the stockholders not asserting appraisal rights, and if it is not liquidated, retain your right to be paid for the shares, which right I-Link will be obliged to satisfy when it is solvent. You must exercise these options by written notice filed with I-Link within 30 days after I-Link has given written notice that the payment for shares cannot be made because of the insolvency restrictions. If you fail to exercise these options, you will be deemed to have withdrawn your Notice of Demand.

        Any appraisal rights payments required to be made by I-Link will be funded by Counsel Corporation.

607.1301 Appraisal rights; definitions.—The following definitions apply to ss. 607.1302-607.1333:

(1)
"Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

(2)
"Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

(3)
"Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

(4)
"Fair value" means the value of the corporation's shares determined:

(a)
Immediately before the effectuation of the corporate action to which the shareholder objects.

(b)
Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

(5)
"Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

(6)
"Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

(7)
"Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

(8)
"Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

(9)
"Shareholder" means both a record shareholder and a beneficial shareholder.

History.—s. 118, ch. 89-154; s. 21, ch. 2003-283.

607.1302 Right of shareholders to appraisal.—

(1)
A shareholder is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

(a)
Consummation of a merger to which the corporation is a party if shareholder approval is required for the merger by s. 607.1103 and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary and the merger is governed by s. 607.1104;

(b)
Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

(c)
Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

(d)
Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

(e)
With regard to shares issued prior to October 1, 2003, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

1.
Altering or abolishing any preemptive rights attached to any of his or her shares;

2.
Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

3.
Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

4.
Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

5.
Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

6.
Reducing the stated dividend preference of any of the shareholder's preferred shares; or

7.
Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2)
Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

(a)
Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

1.
Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

2.
Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

(b)
The applicability of paragraph (a) shall be determined as of:

1.
The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

2.
If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

(c)
Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

(d)
Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

1.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

a.
Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

b.
Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

2.
Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

a.
Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

b.
Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

c.
In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

(e)
For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3)
Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4)
A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

(a)
Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

(b)
Was procured as a result of fraud or material misrepresentation.

History.—s. 119, ch. 89-154; s. 5, ch. 94-327; s. 31, ch. 97-102; s. 22, ch. 2003-283.

607.1303 Assertion of rights by nominees and beneficial owners.—

(1)
A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2)
A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

(a)
Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

(b)
Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

History.—s. 23, ch. 2003-283.

607.1320 Notice of appraisal rights.—

(1)
If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2)
In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3)
If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

History.—s. 120, ch. 89-154; s. 35, ch. 93-281; s. 32, ch. 97-102; s. 24, ch. 2003-283.

607.1321 Notice of intent to demand payment.—

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

(a)
Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

(b)
Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2)
A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

History.—s. 25, ch. 2003-283.

607.1322 Appraisal notice and form.—

(1)
If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2)
The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

(a)
Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

1.
The shareholder's name and address.

2.
The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

3.
That the shareholder did not vote for the transaction.

4.
Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

5.
If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

(b)
State:

1.
Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

2.
A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

3.
The corporation's estimate of the fair value of the shares.

4.
An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

5.
That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

6.
The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

(c)
Be accompanied by:

1.
Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

2.
A copy of ss. 607.1301-607.1333.

History.—s. 26, ch. 2003-283.

607.1323 Perfection of rights; right to withdraw.—

(1)
A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2)
A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3)
A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

History.—s. 27, ch. 2003-283.

607.1324 Shareholder's acceptance of corporation's offer.—

(1)
If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2)
Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

History.—s. 28, ch. 2003-283.

607.1326 Procedure if shareholder is dissatisfied with offer.

(1)
A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2)
A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

History.—s. 29, ch. 2003-283.

607.1331 Court costs and counsel fees.—

(1)
The court in an appraisal proceeding commenced under 1s. 607.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2)
The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)
Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

(b)
Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3)
If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4)
To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

History.—s. 30, ch. 2003-283.

1
Note.—Section 607.1330 does not exist. It was included in H.B. 1623 but was deleted from the bill before it was passed. House Bill 1623 became ch. 2003-283.

607.1332 Disposition of acquired shares.—

        Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

History.—s. 31, ch. 2003-283.

607.1333 Limitation on corporate payment.—

(1)
No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

(a)
Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

(b)
Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2)
The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

History.—s. 32, ch. 2003-283.